Exhibit 99.1

First Choice Healthcare Solutions Appoints Phillip Keller as Interim CEO

The Independent Board of Directors Announce Additional Updates

Melbourne, FL - (November 19, 2018) – First Choice Healthcare Solutions, Inc. (OTCQB: FCHS) ("First Choice" or the "Company"), a fully integrated, physician driven, publicly traded healthcare delivery platform providing a full life cycle of Orthopaedic and Spine care for patients through diagnosis, treatment and recovery, today announced a series of corporate actions:

•	Appointment of Phillip Keller as Interim CEO. Keller has served as the Company CFO since July 2017 and has significant financial and operational experience and in Healthcare Services. His previous roles include CFO of RehabCare, SVP of Finance at Pharmerica and SVP at BioScrip.
•	Increased involvement from the Independent Board of Directors, whom were all appointed in 2018. Dr. Thomas Gill, James Renna, Sheila Schweitzer and Gary Augusta will work with Keller, the management team and the First Choice physicians and care providers to continue to drive the growth of the Company.
•	The Independent Board of Directors will nominate a Chief Medical Officer that will report directly to the Board.
•	Dr. Thomas Gill will be Chairman of a new Medical Advisory Board for the Company. The Medical Advisory Board will focus on furthering physician leadership, clinical integration and additional growth segments.
•	The Company will further grow its strategic partnership and clinical integration with Steward Healthcare; the Company’s second largest shareholder.

“The First Choice Healthcare delivery platform remains solid and positioned to grow with a focus on quality patient care,” said Keller. “Our relationship with Steward Healthcare remains strong and we continue to believe our strategic partnership will benefit the shareholders of First Choice. I look forward to the strategic involvement of the Company’s Independent Board of Directors and advancing the financial and clinical outcomes of the company.”

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether because of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) operates medical and care delivery Centers of Excellence which concentrate on treating patients in the following specialties: Orthopaedics, Spine Surgery, Interventional Pain Management, Physical Therapy and other ancillary and diagnostic services. We focus on serving Florida's Space Coast where the Company's flagship integrated platform currently administers over 150,000 patient visits each year and is comprised of First Choice Medical Group, The B.A.C.K. Center and Crane Creek Surgery Center. For more information, please visit www.myfchs.com, www.myfcmg.com, www.thebackcenter.net and www.cranecreeksurgerycenter.com.

Contact Information:
First Choice Healthcare Solutions, Inc.
Gillian Lee
Phone: 321-725-0090 ext. 160
Email: IR@myfchs.com